Exhibit 32
Section 1350 Certifications
Executive Certifications
pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of People’s United Financial, Inc. (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:
1.The Company’s Annual Report on Form 10-K for the period ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934.
2.Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period ended December 31, 2020.
This Certification is made effective as of the date the Report is filed with the Securities and Exchange Commission.

Date: March 1, 2021	/s/ John P. Barnes
John P. Barnes
Principal Executive Officer

Date: March 1, 2021	/s/ R. David Rosato
R. David Rosato
Principal Financial Officer
The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.